Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 20, 2010, by and among DJO Finance LLC (formerly known as ReAble Therapeutics Finance LLC), a Delaware limited liability company (“DJO LLC”), DJO Finance Corporation (formerly knows as ReAble Therapeutics Finance Corporation), a Delaware corporation (“DJO Corp.” and, together with DJO LLC, the “Issuers”), the existing Guarantors listed on Annex A hereto (the “Guarantors”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of DJO LLC, DJO Corp. and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 20, 2007, providing for the issuance of an unlimited aggregate principal amount of 10 7/8% Senior Notes due 2014 (the “2007 Notes”);

WHEREAS, Section 2.01 of the Indenture provides that additional notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and

WHEREAS, the Issuers and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $100,000,000 in aggregate principal amount of additional notes, having terms substantially identical in all material respects to the 2007 Notes (the “Additional Notes” and, together with the 2007 Notes, the “Notes”), except that the Additional Notes will be issued initially under CUSIP and ISIN numbers different from the 2007 Notes as set forth on Schedule I hereto; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Additional Securities.  As of the date hereof, the Issuers will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, having terms substantially identical in all material respects to the 2007 Notes, at an issue price of 105% plus accrued interest from November 15, 2009.  The 2007 Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.

(3)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(4)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(5)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(6)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.

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2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DJO FINANCE LLC,

by
/s/ Leslie H. Cross
	Name:	Leslie H. Cross
	Title:	Chief Executive Officer and President

DJO FINANCE CORPORATION,

by
/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

ENCORE MEDICAL, L.P. ENCORE MEDICAL PARTNERS, LLC ENCORE MEDICAL GP, LLC EMPI, INC. EMPI CORP. ENCORE MEDICAL ASSET CORPORATION DJO, LLC,

by
/s/ Donald M. Roberts
	Name:	Donald M. Roberts
	Title:	Executive Vice President

THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee by
/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

Schedule I

Additional Notes

CUSIP/ISIN Numbers

144A Notes

CUSIP Number: 23327B AB9

ISIN Number: US23327BAB99